UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         JULY 25, 2008 (JULY 22, 2008)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


          777 COMMERCE DRIVE, SUITE 100, FAIRFIELD, CONNECTICUT 06825
          -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01    ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On July 22, 2008, we signed a $5.0 million common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission ("SEC") covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. After the SEC has declared effective the registration statement related to the transaction, we have the right over a 24-month period to sell our shares of common stock to Fusion Capital from time to time in amounts between $50,000 and $1 million, depending on certain conditions as set forth in the agreement, up to an aggregate of $5.0 million.

In consideration for entering into the agreement, upon execution of the common stock purchase agreement we have issued to Fusion Capital 63,280 shares of our common stock as a commitment fee. Also, we will issue to Fusion Capital an additional 42,187 shares as a commitment fee pro rata as we receive the $5.0 million of future funding. The purchase price of the shares related to the $5.0 million of future funding will be based on the prevailing market prices of the Company's shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below a $1.00. The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement. The proceeds received by the Company under the common stock purchase agreement will be used to fund the market commercialization of their pain management therapy device for the non-invasive treatment of high-intensity oncologic and neuropathic pain resistant to morphine and other drugs, and for other corporate purposes.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM  3.02    UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM  9.01    FINANCIAL  STATEMENTS  AND  EXHIBITS.

(d)  Exhibits.

10.1 Common Stock Purchase Agreement, dated as of July 22, 2008, by and between the Company and Fusion Capital Fund II, LLC.

10.2 Registration Rights Agreement, dated as of July 22, 2008, by and between the Company and Fusion Capital Fund II, LLC.

99.1     Press  Release  dated  July  25,  2008.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: July 25, 2008               By:\s\ Johns B. Nano
                                   --------------------
                                        John B. Nano
                                        Chairman and Chief Executive Officer